JRS

James R. Smail
1895 Flickinger Hill Road ~ Wooster, Ohio 44691
Home Phone (330)263-4767 ~ Email jrsbank@aol.com

February 11, 2009

Ohio Legacy Corporation
Ohio Legacy Bank, NA
2375 Benden Drive, Suite C
Wooster, Ohio 44691

Attn: D. Michael Kramer, President/CEO

Mr. Kramer,

So that I may devote more time to my other business interests, I hereby resign, effective today, as a member of the Boards of Directors of Ohio Legacy Corporation and Ohio Legacy Bank, National Association and all committees thereof.

As a significant shareholder, I will remain keenly interested in the affairs of the company and wish you success.

Best Regards,

James R. Smail

cc: Daniel H. Plumly
Chairman of the Board